EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Tredegar Corporation on Form
S-8 (File Number 33-64647) of our report dated June 6, 2003, appearing in this Annual Report on Form 11-K of the Tredegar Corporation Retirement Savings Plan for the year ended December 31, 2002.

/s/ Witt, Mares & Company, PLC

Witt, Mares & Company, PLC

Richmond, Virginia
June 23, 2003